Exhibit 99.2

Veranda at Centerfield | Houston, TX

BRG

BLUEROCK RESIDENTIAL GROWTH REIT™

Q3 2018 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Park & Kingston | Charlotte, NC

The Preserve at Henderson Beach | Destin, FL

Park & Kingston | Charlotte, NC The Preserve at Henderson Beach | Destin, FL Veranda at Centerfield | Houston, TX

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Bluerock Residential Growth REIT, Inc.
Third Quarter 2018
Supplemental Financial Information
(Unaudited)

Table of Contents

Third Quarter Earnings Release	3

Financial and Operating Highlights	17

Share and Unit Information	18

EBITDAre and Interest Information	19

Financial Statistics	20

Recent Acquisitions	21

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	22

Portfolio Information	23

Renovation Table	24

Mezzanine/Preferred Investments	25

Condensed Consolidated Balance Sheets	26

Consolidated Statements of Operations	27

Reconciliation of Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)	28

Mortgages Payable Summary Information	29

2018 Outlook	31

Definitions of Non-GAAP Financial Measures	32

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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For Immediate Release

Bluerock Residential Growth REIT Announces Third Quarter 2018 Results

-   Total Revenues Grew 59% YoY to $47.9 Million   -

-   Industry-Leading Same Store Revenue Growth of 4.8% YoY   -

New York, NY (November 5, 2018) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended September 30, 2018.

Third Quarter Highlights

•	Total revenues grew 59% to $47.9 million for the quarter from $30.2 million in the prior year period.

•	Net loss attributable to common stockholders for the third quarter of 2018 was ($0.44) per share, as compared to ($0.45) per share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 52% to $24.2 million, from $16.0 million in the prior year period.

•	Same store revenue and NOI increased 4.8% and 4.0% respectively, as compared to the prior year period.

•

Core funds from operations attributable to common shares and units (“CFFO”) increased 67% to $6.4 million, from $3.8 million in the prior year period.  CFFO per share is $0.21 for the third quarter as compared to $0.14 in the prior year period.  Dividend payout on a CFFO basis improved to 77% during the third quarter.

•	Adjusted funds from operations attributable to common shares and units (“AFFO”) grew 67% to $5.7 million, from $3.4 million in the prior year period. AFFO per share is $0.18 for the quarter as compared to $0.13 in third quarter 2017.

•	Consolidated real estate investments, at cost, increased approximately $197.5 million to $1.7 billion, from December 31, 2017.

•	The Company invested approximately $16 million in a multifamily community totaling 400 units with a total purchase price of $40.2 million and $3 million to buy out a noncontrolling interest in one asset.

•

The Company completed 385 value-add unit upgrades for a year-to-date total of 847 upgrades at an average cost of $4,555 per unit. The Company expects to complete between 900 and 1,200 unit renovations in 2018.

•

Since inception within the existing portfolio, the Company has completed 1,327 value-add unit upgrades and achieved a $107 average monthly rental increase per unit, equating to a 26.7% ROI on all unit upgrades leased as of September 30, 2018.  The Company has identified approximately 4,600 remaining units within the existing portfolio for value-add upgrades with similar economics to the completed renovations.

•	The Company is increasing the low end of its full year 2018 AFFO guidance range from $0.66 to $0.68 per share and is affirming the top end of the range at $0.70 per share. This represents the second consecutive quarter with a guidance increase.

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“Our third quarter results clearly demonstrate the successful execution of our strategic initiatives, including value-add investments and accretive approach to growing our portfolio,” said Ramin Kamfar, Company Chairman and CEO. “We continued to perform well in the third quarter, with property NOI up 52% and on a CFFO basis we improved our dividend payout to 77% in the third quarter. Our same store operational results are among the best in the multifamily industry, reflecting the contribution from our unit upgrades and our focus on knowledge economy growth markets. These strong results have allowed us to again raise the lower end of our 2018 AFFO guidance range. We believe we have ample runway to continue to create additional value as we focus on accretive operational improvements and completing our value-add unit upgrade programs.”

Financial Results

Net loss attributable to common stockholders for the third quarter of 2018 was $10.3 million, compared to $12.0 million in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $14.2 million or $0.46 per share in the third quarter of 2018 compared to $14.8 million or $0.55 per share for the prior year period.

AFFO for the third quarter of 2018 was $5.7 million, or $0.18 per diluted share, compared to $3.4 million, or $0.13 per diluted share in the prior year period. AFFO was primarily driven by growth in property NOI of $8.2 million and interest income of $3.6 million arising from significant investment activity. This was primarily offset by a year-over-year increase in interest expense of $5.1 million, general and administrative expenses of $2.1 million, and preferred stock dividends of $2.1 million.

Core FFO for the third of 2018 was $6.4 million, or $0.21 per diluted share, compared to $3.8 million, or $0.14 per diluted share in the prior year period. Core FFO adds back non-cash, non-operating expenses such as accretion on the Company’s Series B preferred stock.

Total Portfolio Performance

$ In thousands, except average rental rates	3Q18	3Q17	Variance		YTD18	YTD17	Variance
Total Revenues (1)	$ 47,877	$ 30,154	58.8%		$134,705	$ 87,004	54.8%
Property Operating Expenses	$ 17,971	$ 12,060	49.0%		$ 50,504	$ 34,205	47.7%
NOI	$ 24,204	$ 15,974	51.5%		$ 67,669	$ 47,058	43.8%
Operating Margin	57.4%	57.0%	40	bps	57.3%	57.9%	(60)	bps
Occupancy Percentage	94.5%	94.2%	30	bps	94.0%	94.4%	(40)	bps
Average Rental Rate	$ 1,253	$ 1,214	3.2%		$ 1,239	$ 1,240	-0.1%
(1) Including interest income from related parties

For the third quarter of 2018, property revenues increased by 50.4% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $24.2 million, an increase of $8.2 million, or 51.5%, compared to the same period in the prior year. Property operating expenses were up primarily due to the increased size of the portfolio.

Property NOI margins were 57.4% of revenue for the quarter, compared to 57.0% of revenue in the prior year quarter.

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Same Store Portfolio Performance

$ In thousands, except average rental rates	3Q18	3Q17	Variance		YTD18	YTD17	Variance	0
Revenues	$ 29,004	$ 27,682	4.8%		$ 63,075	$ 60,210	4.8%
Property Operating Expenses	$ 12,553	$ 11,864	5.8%		$ 26,741	$ 25,189	6.2%
NOI	$ 16,451	$ 15,818	4.0%		$ 36,334	$ 35,021	3.7%
Operating Margin	56.7%	57.1%	(40)	bps	57.6%	58.2%	(60)	bps
Occupancy Percentage	94.5%	94.4%	10	bps	94.1%	94.5%	(40)	bps
Average Rental Rate	$ 1,273	$ 1,220	4.3%		$ 1,292	$ 1,234	4.7%

The Company’s same store portfolio for the quarter ended September 30, 2018 included 22 properties. For the third quarter of 2018, same store NOI was $16.5 million, an increase of $0.6 million, or 4.0%, compared to the same period in the prior year. Same store property revenues increased by 4.8% compared to the same prior year period, primarily attributable to a 4.3% increase in average rental rates, as well as average occupancy increasing 10 basis points to 94.5%. Same store expenses increased $0.69 million, primarily due to $0.40 million of additional real estate taxes due to higher valuations by municipalities, $0.17 million due to recurring annual maintenance incurred in the current year on certain properties which was not required in the prior year as the properties were undergoing renovations, and $0.11 million related to payroll increase.

Acquisition Activity

On July 26, 2018, the Company acquired a 93% interest in a 400-unit apartment community located in Houston, Texas, known as Veranda at Centerfield. The total purchase price was approximately $40.2 million, funded in part by a $26.1 million mortgage loan secured by the Veranda at Centerfield property.

On August 29, 2018, the Company invested approximately $3 million to increase our ownership stake to 100% in our ARIUM Palms property.

Balance Sheet

During the third quarter, the Company raised gross proceeds of approximately $29.8 million through the issuance of 29,829 shares of Series B preferred stock with associated warrants at $1,000 per unit.

As of September 30, 2018, the Company had $26.4 million of unrestricted cash on its balance sheet, approximately $56.1 million available among its revolving credit facilities, and $1.2 billion of debt outstanding.

Dividend

The Board of Directors authorized, and the Company declared, a quarterly dividend for the third quarter of 2018 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of September 25, 2018, which was paid in cash on October 5, 2018. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

On July 10, 2018, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of July 25, 2018, August 24, 2018, and September 25, 2018 which was paid in cash on August 3, 2018, September 5, 2018, and October 5, 2018, respectively.

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2018 Guidance

Based on the Company’s current outlook and market conditions, the Company is increasing the low end of the 2018 AFFO guidance from $0.66 to $0.68 per share and is reaffirming the top end of the range at $0.70 per share.

For additional guidance details, please see page 31 of Company’s Third Quarter 2018 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com). Subsequent to issuing 2018 guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units. The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units. As the Company’s presentation now also includes the impact of AFFO attributable to operating partnership units, and as shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Monday, November 5, 2018 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until December 6, 2018 at http://services.choruscall.com/links/brg181106.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10125116.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of September 30, 2018:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)	% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	100%	$1,283	94%
ARIUM Glenridge	Atlanta, GA	480	1990	90%	1,163	92%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,363	96%
ARIUM Gulfshore	Naples, FL	368	2016	100%	1,249	93%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,349	94%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,326	95%
ARIUM Palms	Orlando, FL	252	2008	100%	1,332	94%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	85%	1,241	93%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,532	98%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,079	93%
Citrus Tower	Orlando, FL	336	2006	97%	1,273	94%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,749	95%
James on South First	Austin, TX	250	2016	90%	1,248	98%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	971	93%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,410	95%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,091	97%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,468	96%
Outlook at Greystone	Birmingham, AL	300	2007	100%	917	96%
Park & Kingston	Charlotte, NC	168	2015	100%	1,244	98%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,390	97%
Preston View	Morrisville, NC	382	2000	100%	1,074	96%
Roswell City Walk	Roswell, GA	320	2015	98%	1,528	94%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,306	96%
Sorrel	Frisco, TX	352	2015	95%	1,284	93%
Sovereign	Fort Worth, TX	322	2015	95%	1,329	95%
The Brodie	Austin, TX	324	2001	93%	1,250	99%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,417	94%
The Mills	Greenville, SC	304	2013	100%	1,027	93%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,358	96%
Veranda at Centerfield	Houston, TX	400	1999	93%	916	94%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,090	96%
Wesley Village	Charlotte, NC	301	2010	100%	1,352	95%
Consolidated Operating Properties Subtotal/Average		10,774			$1,253	95%

Mezzanine/Preferred Investments	Location	Planned Number of Units	Pro Forma Average Rent (4)
Alexan CityCentre	Houston, TX	340	$2,144
Alexan Southside Place	Houston, TX	270	2,012
Arlo, formerly West Morehead	Charlotte, NC	286	1,507
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90	2,549
Domain at The One Forty, formerly Domain	Garland, TX	299	1,469
Flagler Village	Fort Lauderdale, FL	385	2,352
Helios	Atlanta, GA	282	1,486
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245	1,271
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320	1,749
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79	3,176
Whetstone	Durham, NC	204	1,311	(2)
Mezzanine and Preferred Investments Subtotal/Average		2,800	$1,817

Portfolio Properties Total/Average		13,574	$1,370

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2018.

(3) Percent occupied is calculated as (i) the number of units occupied as of September 30, 2018, divided by (ii) total number of units, expressed as a percentage.

(4) Alexan CityCentre, Alexan Southside Place, Helios, Leigh House, and Whetstone are preferred equity investments. The Alexan Southside Place, Helios, and Leigh House investments have the option to convert to indirect common interest in the property once the property reaches 70% occupancy. Arlo, Cade Boca Raton, Domain at The One Forty, Flagler Village, Novel Perimeter, and Vickers Historic Roswell are mezzanine loan investments. Additionally, Arlo, Cade Boca Raton, Domain at The One Forty, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

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Consolidated Statement of Operations

For the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Net rental income	$37,408	$24,827	$104,791	$72,239
Other property revenues	4,767	3,207	13,382	9,024
Interest income from related parties	5,702	2,120	16,532	5,741
Total revenues	47,877	30,154	134,705	87,004
Expenses
Property operating	17,971	12,060	50,504	34,205
Property management fees	1,141	781	3,208	2,250
General and administrative	4,732	1,103	13,929	4,249
Management fees to related parties	—	2,802	—	11,733
Acquisition and pursuit costs	7	15	78	3,215
Management internalization	—	826	—	1,647
Weather-related losses, net	13	678	181	678
Depreciation and amortization	15,384	11,763	45,844	33,094
Total expenses	39,248	30,028	113,744	91,071
Operating income (loss)	8,629	126	20,961	(4,067)
Other income (expense)
Other income	—	—	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,789	2,688	7,877	7,865
Gain on sale of real estate investments	—	—	—	50,040
Gain on sale of real estate joint venture interest	—	—	—	10,238
Loss on extinguishment of debt and modification costs	(1,624)	—	(2,277)	(1,639)
Interest expense, net	(12,905)	(7,395)	(36,063)	(22,339)
Total other (expense) income	(11,740)	(4,707)	(30,463)	44,182
Net (loss) income	(3,111)	(4,581)	(9,502)	40,115
Preferred stock dividends	(9,105)	(7,038)	(25,995)	(19,271)
Preferred stock accretion	(1,631)	(905)	(4,141)	(1,889)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,157)	(125)	(8,841)	4
Partially owned properties	(356)	(382)	(824)	18,388
Net (loss) income attributable to noncontrolling interests	(3,513)	(507)	(9,665)	18,392
Net (loss) income attributable to common stockholders	$(10,334)	$(12,017)	$(29,973)	$563

Net (loss) income per common share - Basic	$(0.44)	$(0.45)	$(1.28)	$0.02

Net (loss) income per common share – Diluted	$(0.44)	$(0.45)	$(1.28)	$0.02

Weighted average basic common shares outstanding	23,742,129	26,474,093	23,893,957	25,851,536
Weighted average diluted common shares outstanding	23,742,129	26,474,093	23,893,957	25,852,059

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Consolidated Balance Sheets

Third Quarter 2018

(Unaudited and dollars in thousands except for share and per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$181,985	$169,135
Buildings and improvements	1,419,423	1,244,193
Furniture, fixtures and equipment	48,618	38,446
Construction in progress	241	985
Total Gross Real Estate Investments	1,650,267	1,452,759
Accumulated depreciation	(93,751)	(55,177)
Total Net Real Estate Investments	1,556,516	1,397,582
Cash and cash equivalents	26,356	35,015
Restricted cash	32,132	29,575
Notes and accrued interest receivable from related parties	163,241	140,903
Due from affiliates	2,782	2,003
Accounts receivable, prepaid and other assets	19,883	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	77,466	71,145
In-place lease intangible assets, net	1,212	4,635
Total Assets	$1,879,588	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,107,081	$939,494
Revolving credit facilities	62,959	67,670
Accounts payable	1,505	1,652
Other accrued liabilities	34,268	22,952
Due to affiliates	537	1,575
Distributions payable	11,848	14,287
Total Liabilities	1,218,198	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of September 30, 2018 and December 31, 2017	139,355	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 263,095 and 184,130 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	234,086	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of September 30, 2018 and December 31, 2017	56,408	56,196
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding as of September 30, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,672,080 and 24,218,359 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2018 and December 31, 2017	1	1
Additional paid-in-capital	309,883	318,170
Distributions in excess of cumulative earnings	(201,914)	(164,286)
Total Stockholders’ Equity	176,912	222,832
Noncontrolling Interests
Operating partnership units	31,911	42,999
Partially owned properties	22,718	20,347
Total Noncontrolling Interests	54,629	63,346
Total Equity	231,541	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,879,588	$1,690,547

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Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“Core FFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

Core FFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, unrealized gains and losses on derivatives, losses on extinguishment of debt and modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of Core FFO and AFFO differs from the methodology used for calculating Core FFO and AFFO by certain other REITs and, accordingly, our Core FFO and AFFO may not be comparable to Core FFO and AFFO reported by other REITs. Our management utilizes FFO, Core FFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, Core FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, Core FFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

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Neither FFO, Core FFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, Core FFO, and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, Core FFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in eight additional operating properties subsequent to September 30, 2017. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

11

The table below reconciles our calculations of FFO, Core FFO and AFFO to net (loss) income, the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,334)	$(12,017)	$(29,973)	$563
Add back: Net (loss) income attributable to operating partnership units	(3,157)	(125)	(8,841)	4
Net (loss) income attributable to common shares and units	(13,491)	(12,142)	(38,814)	567

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization (1)	14,497	10,883	43,318	30,221
Gain on sale of real estate investments	—	—	—	(6,399)
Gain on sale of joint venture interests, net	—	—	—	(34,313)
FFO Attributable to Common Shares and Units	1,006	(1,259)	4,504	(9,924)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	7	15	78	3,072
Non-cash interest expense	915	249	2,977	1,510
Unrealized gain on derivatives	(225)	—	(225)	—
Loss on extinguishment of debt and modification costs	1,573	—	2,226	1,551
Weather-related losses, net	13	642	178	642
Non-real estate depreciation and amortization (1)	77	—	216	—
Non-recurring income	—	—	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(236)	(498)	(700)	(990)
Management internalization	—	826	—	1,647
Non-cash equity compensation	1,621	2,931	5,039	13,050
Preferred stock accretion	1,631	905	4,141	1,889
Core FFO Attributable to Common Shares and Units	$6,382	$3,811	$18,434	$12,431

Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(685)	(392)	(1,834)	(1,021)
AFFO Attributable to Common Shares and Units	$5,697	$3,419	$16,600	$11,410
Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.03	$(0.05)	$0.15	$(0.38)

Core FFO Attributable to Common Shares and Units - diluted	$0.21	$0.14	$0.60	$0.48

AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.13	$0.54	$0.44

Weighted average common shares and units outstanding - diluted	30,994,530	26,749,092	30,896,740	26,129,840

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

12

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net (loss) income attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(10,334)	$(12,017)	$(29,973)	$563
Net (loss) income attributable to noncontrolling interests	(3,513)	(507)	(9,665)	18,392
Preferred stock dividends	9,105	7,038	25,995	19,271
Preferred stock accretion	1,631	905	4,141	1,889
Interest expense, net	12,905	7,395	36,063	22,339
Depreciation and amortization	15,307	11,763	45,628	33,094
Gain on sale of real estate investments	-	-	-	(50,040)
Gain on sale of real estate joint venture interest, net	-	-	-	(10,238)
Loss on extinguishment of debt and modification costs	1,624	-	2,277	1,639
EBITDAre	$26,725	$14,577	$74,466	$36,909
Acquisition and pursuit costs	7	15	78	3,215
Management internalization	-	826	-	1,647
Non-real estate depreciation and amortization	77	-	216	-
Weather-related losses, net	13	678	181	678
Non-cash equity compensation	1,621	2,931	5,039	13,050
Non-recurring income	-	-	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(236)	(498)	(700)	(990)
Adjusted EBITDAre	$28,207	$18,529	$79,280	$54,492

13

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

Certain amounts in prior periods, related to tenant reimbursements for utility expenses amounting to zero and $3.0 million for the three and nine months ended September 30, 2017, have been reclassified to other property revenues from property operating expenses, to conform to the current period.  In addition, property management fees have been reclassified from property operating expenses.

14

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,334)	$(12,017)	$(29,973)	$563
Add back: Net (loss) income attributable to operating partnership units	(3,157)	(125)	(8,841)	4
Net (loss) income attributable to common shares and units	(13,491)	(12,142)	(38,814)	567
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	14,497	10,883	43,318	30,221
Non-real estate depreciation and amortization	77	-	216	-
Non-cash interest expense	915	249	2,977	1,510
Unrealized gain on derivatives	(225)	-	(225)	-
Property management fees	1,077	725	3,033	2,042
Management fees	-	2,802	-	11,733
Acquisition and pursuit costs	7	15	78	3,072
Loss on extinguishment of debt and modification costs	1,573	-	2,226	1,551
Corporate operating expenses	4,667	1,103	13,864	4,249
Management internalization	-	826	-	1,647
Weather-related losses, net	13	642	178	642
Preferred dividends	9,105	7,038	25,995	19,271
Preferred stock accretion	1,631	905	4,141	1,889
Less common stockholders and operating partnership units pro-rata share of:
Other income	-	-	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,789	2,688	7,877	7,865
Interest income from related parties	5,702	2,120	16,532	5,741
Gain on sale of joint venture interests, net of fees	-	-	-	6,399
Gain on sale of real estate investments	-	-	-	34,313
Pro-rata share of properties' income	11,355	8,238	32,578	24,060
Add:
Noncontrolling interest pro-rata share of partially owned property income	660	616	1,855	2,405
Total property income	12,015	8,854	34,433	26,465
Add:
Interest expense	12,189	7,120	33,236	20,593
Net operating income	24,204	15,974	67,669	47,058
Less:
Non-same store net operating income	7,753	156	31,335	12,037
Same store net operating income	$16,451	$15,818	$36,334	$35,021

(1) Same Store sales for the three months ended September 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, The Brodie, Preston View, Wesley Village, Marquis at Crown Ridge, Marquis at Stone Oak, Marquis at The Cascades, and Marquis at TPC.

(2) Same Store sales for the nine months ended September 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, and The Brodie

15

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

16

Bluerock Residential Growth REIT, Inc.
Financial and Operating Highlights
For the Three and Nine Months Ended September 30, 2018
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Nine Months Ended
OPERATING	September 30,			September 30,
INFORMATION	2018	2017	% Change	2018	2017	% Change

Total revenue	$47,877	$30,154	58.8%	$134,705	$87,004	54.8%

Total assets	$1,879,588	$1,535,197	22.4%	$1,879,588	$1,535,197	22.4%

Property NOI (1)	$24,204	$15,974	51.5%	$67,669	$47,058	43.8%

Property NOI margins	57.4%	57.0%	0.7%	57.3%	57.9%	(1.0)%

Net (loss) income per common share - Diluted	$(0.44)	$(0.45)	-	$(1.28)	$0.02	-

AFFO attributable to common shares and units per share (2)	$0.18	$0.13	38.5%	$0.54	$0.44	22.7%

(1) See page 34 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2) See page 32 for the Company’s definition of this non-GAAP measurement and reasons for using it.

17

Bluerock Residential Growth REIT, Inc.
Share and Unit Information
Third Quarter 2018
(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended September 30, 2018
Class A Common Stock	23,665,526
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	23,742,129
LTIP Units	1,021,717
OP Units	6,230,684
Weighted Average Common Stock and Total Units Outstanding, Diluted	30,994,530

Outstanding Common Stock and Units at September 30, 2018	31,808,500

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at September 30, 2018	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at September 30, 2018	263,095

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at September 30, 2018	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at September 30, 2018	2,850,602

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to June 30, 2018:

Share Type	Shares and units outstanding June 30, 2018	LTIP Issuances	Other	Shares and units outstanding September 30, 2018 (1)	Ownership %
Class A Common Stock	23,658,991	-	13,089	23,672,080	74.42%
Class C Common Stock	76,603	-	-	76,603	0.24%
Total share equivalents	23,735,594	-	13,089	23,748,683	74.66%
OP Units	6,230,757	-	(90)	6,230,667	19.59%
LTIP Units	1,790,084	39,066	-	1,829,150	5.75%
Total noncontrolling interest	8,020,841	39,066	(90)	8,059,817	25.34%
Total shares, OP and LTIP Units	31,756,435	39,066	12,999	31,808,500	100.00%

(1)	Directors and officers own 25% of the 31,808,500 total shares and units outstanding as of September, including 1,056,211 non-vested LTIP Units.

18

Bluerock Residential Growth REIT, Inc.
EBITDAre and Interest Information
Third Quarter 2018
(Unaudited and dollars in thousands)

Consolidated
Three Months Ended
September 30, 2018
Q3 EBITDAre CALCULATION
Net loss attributable to common stockholders	$(10,334)
Net loss attributable to noncontrolling interests	(3,513)
Preferred stock dividends	9,105
Preferred stock accretion	1,631
Interest expense, net	12,905
Depreciation and amortization	15,307
Loss on extinguishment of debt and modification costs	1,624
EBITDAre (1)	$26,725
Acquisition and pursuit costs	7
Non-real estate depreciation and amortization	77
Weather-related losses, net	13
Non-cash equity compensation	1,621
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(236)
Adjusted EBITDAre	$28,207

Modified Q3 EBITDAre calculation (2)
Adjusted EBITDAre	$28,207
Adjustment	182
Modified Q3 EBITDAre	$28,389
Modified Q3 EBITDAre annualized	$113,556

Modified Q3 interest calculation (2)(3)
Interest Expense	$12,189
Adjustment	72
Modified Q3 interest expense	$12,261
Modified Q3 interest expense annualized	$49,044

(1) See page 33 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2018: acquisition of Veranda at Centerfield and additional investments in our preferred investments at Helios and Vickers Historic Roswell. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

19

Bluerock Residential Growth REIT, Inc.
Financial Statistics
Third Quarter 2018
(Unaudited and dollars in thousands)

	Consolidated
	Three Months Ended
	September 30, 2018

Interest Coverage Ratio
Modified Q3 EBITDAre *	$28,389
Modified Q3 interest expense (4) *	$12,261
Interest Coverage Ratio	2.32	x

Quarterly Fixed Charge Coverage Ratio
Modified Q3 interest expense (4) *	$12,261
Preferred stock dividends	$9,105
Total fixed charges	$21,366
Modified Q3 EBITDAre *	$28,389
Modified Q3 EBITDAre fixed charge coverage ratio	1.33	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,179,053
Less: cash (3)	$(58,488)
Net debt (total debt less cash)	$1,120,565
Modified Q3 EBITDAre, (annualized)*	$113,556
Net Debt / Modified EBITDAre Ratio	9.87	x

Leverage as a Percentage of assets
Total debt (1)	$1,179,053
Total undepreciated assets (2)	$1,973,339
Total Debt / Total Undepreciated Assets	59.7%
Net Debt / Net Undepreciated Assets (less cash)	58.5%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$850,643
Total debt (1)	$1,179,053
Total Enterprise Value	$2,029,696
Total Debt / Total Enterprise Value	58.1%
Net Debt / Total Enterprise Value	55.2%

(1) Total debt excludes amortization of fair market value adjustments of $2.3 million and deferred financing costs of $11.3 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the September 30, 2018 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2018: acquisition of Veranda at Centerfield and additional investments in our preferred investments at Helios and Vickers Historic Roswell. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

20

Bluerock Residential Growth REIT, Inc.
Recent Acquisitions
(Unaudited)

Summary of Recent Acquisitions

Property	Location	Date of Investment	Year Built/ Renovated	Number of Units	Indirect Ownership Interest in Property	Purchase Price (in millions)	Average Rent(1)

The Links at Plum Creek	Castle Rock, CO	3/26/2018	2000	264	88%	$61.1	$1,417

Sands Parc	Daytona Beach, FL	5/01/2018	2017	264	100%	46.2	1,306

Plantation Park	Lake Jackson, TX	6/14/2018	2016	238	80%	35.6	1,390

Veranda at Centerfield	Houston, TX	7/26/2018	1999	400	93%	40.2	916

Total/Average for recent acquisitions				1,166		$183.1	$1,245

(1) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2018.

21

Bluerock Residential Growth REIT, Inc.
Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties
For the Three Months Ended and Nine Months Ended September 30, 2018
(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of July 1, 2018	Change	Investment Balance as of September 30, 2018	Return as of September 30, 2018	AFFO Earned for the Three Months Ended September 30, 2018	AFFO Earned for the Nine Months Ended September 30, 2018
Preferred and Equity Investments
Alexan CityCentre	$10,277	$-	$10,277	(1)	$436	$1,221
Alexan Southside	22,376	-	22,376	(2)	908	2,595
Helios	18,464	404	18,868	15.0%	708	1,957
Leigh House, formerly Lake Boone Trail	12,917	-	12,917	(3)	501	1,404
Whetstone	12,932	-	12,932	(4)	-	-
Other	95	1	96	(5)	-	-
	$77,061	$405	$77,466		$2,553	$7,177

Mezzanine Loans (5)
Arlo, formerly West Morehead	$24,883	$-	$24,883	15.0%	$929	$2,758
Cade Boca Raton, formerly APOK Townhomes	11,361	-	11,361	15.0%	424	1,259
Domain at The One Forty, formerly Domain	20,528	-	20,528	15.0%	767	2,275
Flagler Village	75,408	-	75,408	12.9%	2,427	6,822
Novel Perimeter, formerly Crescent Perimeter	20,859	-	20,859	15.0%	779	2,312
Vickers Historic Roswell, formerly Vickers Village	9,932	270	10,202	15.0%	376	1,106
	$162,971	$270	$163,241		$5,702	$16,532

(1) The preferred investment includes $6.5 million earning a 15% return and $3.8 million earning a 20% return.

(2) The preferred investment includes $17.3 million earning a 15% return and $5.1 million earning a 20% return.

(3) The preferred investment includes $11.9 million earning a 15% return and $1.0 million earning a 20% return

(4) Commencing April 1, 2017, the preferred income is being accrued and not currently paid. As of September 30, 2018, $12.2 million is earning and accruing a 6.5% return and $0.7 million is earning and accruing a 20% preferred return.

(5) The Company also holds an equity method investment with 0.5% common ownership.

22

Bluerock Residential Growth REIT, Inc.
Portfolio Information
Third Quarter 2018
(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent(2)		Revenue per Occupied Unit(3)		Average Occupancy
Consolidated Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,283		$1,457		93.2%
ARIUM Glenridge	Atlanta, GA	480	1990	1,163		1,329		92.7%
ARIUM Grandewood	Orlando, FL	306	2005	1,363		1,508		95.9%
ARIUM Gulfshore	Naples, FL	368	2016	1,249		1,389		90.3%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,349		1,508		93.0%
ARIUM Metrowest	Orlando, FL	510	2001	1,326		1,522		93.5%
ARIUM Palms	Orlando, FL	252	2008	1,332		1,488		93.9%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,241		1,457		93.8%
ARIUM Westside	Atlanta, GA	336	2008	1,532	(4)	1,658	(4)	95.5%
Ashton Reserve	Charlotte, NC	473	2015	1,079		1,191		92.7%
Citrus Tower	Orlando, FL	336	2006	1,273		1,402		95.3%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,749		1,854		96.1%
James on South First	Austin, TX	250	2016	1,248		1,415		96.9%
Marquis at Crown Ridge	San Antonio, TX	352	2009	971		1,098		93.8%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,410		1,515		92.7%
Marquis at The Cascades	Tyler, TX	582	2009	1,091		1,185		95.9%
Marquis at TPC	San Antonio, TX	139	2008	1,468		1,564		96.7%
Outlook at Greystone	Birmingham, AL	300	2007	917		1,119		93.0%
Park & Kingston	Charlotte, NC	168	2015	1,244		1,330		94.8%
Plantation Park	Lake Jackson, TX	238	2016	1,390		1,502		95.2%
Preston View	Morrisville, NC	382	2000	1,074		1,173		95.3%
Roswell City Walk	Roswell, GA	320	2015	1,528		1,754		94.8%
Sands Parc	Daytona Beach, FL	264	2017	1,306		1,434		96.9%
Sorrel	Frisco, TX	352	2015	1,284		1,360		91.6%
Sovereign	Fort Worth, TX	322	2015	1,329		1,465		94.7%
The Brodie	Austin, TX	324	2001	1,250		1,404		98.0%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,417		1,544		94.2%
The Mills	Greenville, SC	304	2013	1,027		1,150		96.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,358		1,493		96.3%
Veranda at Centerfield	Houston, TX	400	1999	916		1,023		94.7%
Villages of Cypress Creek	Houston, TX	384	2001	1,090		1,229		94.3%
Wesley Village	Charlotte, NC	301	2010	1,352		1,431		95.9%

Total Consolidated Operating Properties		10,774		$1,253		$1,390		94.5%

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$2,144	(5)	N/A		N/A
Alexan Southside Place	Houston, TX	270		2,012	(5)	N/A		N/A
Arlo, formerly West Morehead	Charlotte, NC	286		1,507	(5)	N/A		N/A
Cade Boca Raton, formerly APOK Townhomes	Boca Raton, FL	90		2,549	(5)	N/A		N/A
Domain at The One Forty, formerly Domain	Garland, TX	299		1,469	(5)	N/A		N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(5)	N/A		N/A
Helios	Atlanta, GA	282		1,486	(5)	N/A		N/A
Leigh House, formerly Lake Boone Trail	Raleigh, NC	245		1,271	(5)	N/A		N/A
Novel Perimeter, formerly Crescent Perimeter	Atlanta, GA	320		1,749	(5)	N/A		N/A
Vickers Historic Roswell, formerly Vickers Village	Roswell, GA	79		3,176	(5)	N/A		N/A
Whetstone	Durham, NC	204		1,311		1,483		95.6%

Total Mezzanine/Preferred Investments		2,800		$1,817		$1,483		95.6%

Total Portfolio		13,574		$1,370		$1,392		94.5%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2018.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended September 30, 2018.

(4) Represents average rent and revenue per occupied unit for residential units only and excludes the property's retail space.

(5) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

23

Bluerock Residential Growth REIT, Inc.
Renovation Table
As of September 30, 2018
(Unaudited)

Units and Investment

	2018			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 3Q	Year-to-date	Completions in 2018	Completed	Remaining
Number of Renovations	385	847	900 - 1,200	1,327	4,636
Renovation Cost per Unit	$4,881	$4,555	$5,000 - $6,000

Returns

	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$4,792	$107	26.7%

24

Bluerock Residential Growth REIT, Inc.
Mezzanine/Preferred Investments
As of September 30, 2018
(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name (1)	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (2)
Whetstone	204	$37.0	$37.0	$181,373	$26.3	N/A	3Q14	3Q15	4Q16
Alexan CityCentre	340	$83.2	$80.6	$244,706	$55.1	4Q14	2Q17	4Q17	3Q18
Helios	282	$51.4	$50.4	$182,270	$38.1	4Q15	2Q17	4Q17	1Q19
Alexan Southside Place	270	$49.0	$47.0	$181,481	$31.6	4Q15	4Q17	1Q18	2Q19
Leigh House, formerly Lake Boone Trail	245	$40.2	$39.3	$164,082	$25.2	2Q16	3Q17	3Q18	3Q19
Vickers Historic Roswell, formerly Vickers Village	79	$31.1	$29.7	$393,671	$18.0	2Q16	2Q18	3Q18	4Q19
Cade Boca Raton, formerly APOK Townhomes	90	$28.9	$26.3	$321,111	$18.7	2Q17	4Q18	1Q19	1Q20
Arlo, formerly West Morehead	286	$60.0	$52.4	$209,790	$41.8	4Q16	2Q18	2Q19	4Q19
Domain at The One Forty, formerly Domain	299	$52.6	$46.1	$175,920	$36.7	1Q17	2Q18	2Q19	4Q19
Novel Perimeter, formerly Crescent Perimeter	320	$70.0	$64.5	$218,750	$44.7	4Q16	3Q18	2Q19	4Q19
Flagler Village	385	$135.4	$53.6	$351,688	$70.4	1Q18	2Q20	3Q20	2Q22

(1) Alexan CityCentre, Alexan Southside Place, Helios, Leigh House, and Whetstone are preferred equity investments. The Alexan Southside Place, Helios, and Leigh House investments have the option to convert to indirect common interest in the property once the property reaches 70% occupancy. Arlo, Cade Boca Raton, Domain at The One Forty, Flagler Village, Novel Perimeter, and Vickers Historic Roswell are mezzanine loan investments. Additionally, Arlo, Cade Boca Raton, Domain at The One Forty, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

(2) We defined stabilized occupancy as attainment of 90% physical occupancy.

25

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
Third Quarter 2018
(Unaudited and dollars in thousands except for share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$181,985	$169,135
Buildings and improvements	1,419,423	1,244,193
Furniture, fixtures and equipment	48,618	38,446
Construction in progress	241	985
Total Gross Real Estate Investments	1,650,267	1,452,759
Accumulated depreciation	(93,751)	(55,177)
Total Net Real Estate Investments	1,556,516	1,397,582
Cash and cash equivalents	26,356	35,015
Restricted cash	32,132	29,575
Notes and accrued interest receivable from related parties	163,241	140,903
Due from affiliates	2,782	2,003
Accounts receivable, prepaid and other assets	19,883	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	77,466	71,145
In-place lease intangible assets, net	1,212	4,635
Total Assets	$1,879,588	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,107,081	$939,494
Revolving credit facilities	62,959	67,670
Accounts payable	1,505	1,652
Other accrued liabilities	34,268	22,952
Due to affiliates	537	1,575
Distributions payable	11,848	14,287
Total Liabilities	1,218,198	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of September 30, 2018 and December 31, 2017	139,355	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 263,095 and 184,130 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	234,086	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of September 30, 2018 and December 31, 2017	56,408	56,196
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding as of September 30, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,672,080 and 24,218,359 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2018 and December 31, 2017	1	1
Additional paid-in-capital	309,883	318,170
Distributions in excess of cumulative earnings	(201,914)	(164,286)
Total Stockholders’ Equity	176,912	222,832
Noncontrolling Interests
Operating partnership units	31,911	42,999
Partially owned properties	22,718	20,347
Total Noncontrolling Interests	54,629	63,346
Total Equity	231,541	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,879,588	$1,690,547

26

Bluerock Residential Growth REIT, Inc.
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2018 and 2017
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Net rental income	$37,408	$24,827	$104,791	$72,239
Other property revenues	4,767	3,207	13,382	9,024
Interest income from related parties	5,702	2,120	16,532	5,741
Total revenues	47,877	30,154	134,705	87,004
Expenses
Property operating	17,971	12,060	50,504	34,205
Property management fees	1,141	781	3,208	2,250
General and administrative	4,732	1,103	13,929	4,249
Management fees to related parties	—	2,802	—	11,733
Acquisition and pursuit costs	7	15	78	3,215
Management internalization	—	826	—	1,647
Weather-related losses, net	13	678	181	678
Depreciation and amortization	15,384	11,763	45,844	33,094
Total expenses	39,248	30,028	113,744	91,071
Operating income (loss)	8,629	126	20,961	(4,067)
Other income (expense)
Other income	—	—	—	17
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,789	2,688	7,877	7,865
Gain on sale of real estate investments	—	—	—	50,040
Gain on sale of real estate joint venture interest	—	—	—	10,238
Loss on extinguishment of debt and modification costs	(1,624)	—	(2,277)	(1,639)
Interest expense, net	(12,905)	(7,395)	(36,063)	(22,339)
Total other (expense) income	(11,740)	(4,707)	(30,463)	44,182
Net (loss) income	(3,111)	(4,581)	(9,502)	40,115
Preferred stock dividends	(9,105)	(7,038)	(25,995)	(19,271)
Preferred stock accretion	(1,631)	(905)	(4,141)	(1,889)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(3,157)	(125)	(8,841)	4
Partially owned properties	(356)	(382)	(824)	18,388
Net (loss) income attributable to noncontrolling interests	(3,513)	(507)	(9,665)	18,392
Net (loss) income attributable to common stockholders	$(10,334)	$(12,017)	$(29,973)	$563

Net (loss) income per common share - Basic	$(0.44)	$(0.45)	$(1.28)	$0.02

Net (loss) income per common share – Diluted	$(0.44)	$(0.45)	$(1.28)	$0.02

Weighted average basic common shares outstanding	23,742,129	26,474,093	23,893,957	25,851,536
Weighted average diluted common shares outstanding	23,742,129	26,474,093	23,893,957	25,852,059

27

Bluerock Residential Growth REIT, Inc.
Reconciliation of Funds from Operations (FFO), Core FFO (Core FFO), and Adjusted Funds from Operations (AFFO) Attributable to Common Shares and Units
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,334)	$(12,017)	$(29,973)	$563
Add back: Net (loss) income attributable to operating partnership units	(3,157)	(125)	(8,841)	4
Net (loss) income attributable to common shares and units	(13,491)	(12,142)	(38,814)	567

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization (1)	14,497	10,883	43,318	30,221
Gain on sale of real estate investments	—	—	—	(6,399)
Gain on sale of joint venture interests, net	—	—	—	(34,313)
FFO Attributable to Common Shares and Units	1,006	(1,259)	4,504	(9,924)
Common stockholders and operating partnership units pro-rata share of:
Acquisition and pursuit costs	7	15	78	3,072
Non-cash interest expense	915	249	2,977	1,510
Unrealized gain on derivatives	(225)	—	(225)	—
Loss on extinguishment of debt and modification costs	1,573	—	2,226	1,551
Weather-related losses, net	13	642	178	642
Non-real estate depreciation and amortization (1)	77	—	216	—
Non-recurring income	—	—	—	(16)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(236)	(498)	(700)	(990)
Management internalization	—	826	—	1,647
Non-cash equity compensation	1,621	2,931	5,039	13,050
Preferred stock accretion	1,631	905	4,141	1,889
Core FFO Attributable to Common Shares and Units	$6,382	$3,811	$18,434	$12,431

Common stockholders and operating partnership units pro-rata share of:
Normally recurring capital expenditures	(685)	(392)	(1,834)	(1,021)
AFFO Attributable to Common Shares and Units	$5,697	$3,419	$16,600	$11,410

Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.03	$(0.05)	$0.15	$(0.38)

Core FFO Attributable to Common Shares and Units - diluted	$0.21	$0.14	$0.60	$0.48

AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.13	$0.54	$0.44

Weighted average common shares and units outstanding - diluted	30,994,530	26,749,092	30,896,740	26,129,840

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

28

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information
As of September 30, 2018
(Unaudited and dollars in thousands)

Mortgages Payable

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$41,348	4.41%	Fixed	May 1, 2025
ARIUM Glenridge	49,500	3.44%	LIBOR + 1.33 (1)	September 1, 2025
ARIUM Grandewood	39,385	3.93%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Palms	30,320	3.51%	LIBOR + 1.40% (1)	September 1, 2025
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashton Reserve I	31,011	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,213	3.61%	LIBOR + 1.50% (1)	August 1, 2025
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Enders Place at Baldwin Park (3)	23,941	4.30%	Fixed	November 1, 2022
James on South First	26,500	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	28,779	3.72%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at Stone Oak	42,925	3.72%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades I	33,053	3.72%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades II	23,068	3.72%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at TPC	16,915	3.72%	LIBOR + 1.61% (1)	June 1, 2024
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Preston View	41,657	3.61%	LIBOR + 1.50% (1)	August 1, 2025
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
Sorrel	38,684	4.40%	LIBOR + 2.29% (1)	May 1, 2023
Sovereign	28,369	3.46%	Fixed	November 10, 2022
The Brodie	34,825	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	26,419	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	35,784	4.65%	Fixed	January 5, 2023
Veranda at Centerfield	26,100	3.36%	LIBOR + 1.25% (1)	July 26, 2023
Villages of Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,545	4.25%	Fixed	April 1, 2024
Total	1,116,094
Fair value adjustments	2,312
Deferred financing costs, net	(11,325)
Total	$1,107,081
Weighted Average Interest Rate	3.94%

(1) In September 2018, one month LIBOR in effect was 2.11%. One month LIBOR at September 30, 2018 was 2.26%.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.51% as of September 30, 2018.

(3) The principal balance includes a $16.3 million loan at a fixed rate of 3.97% and a $7.7 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

29

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information Continued
As of September 30, 2018
(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2018	$696	$696	$1,392	0.12%
2019	4,530	2,837	7,367	0.66%
2020	27,109	3,683	30,792	2.76%
2021	11,251	4,729	15,980	1.43%
2022	85,568	6,007	91,575	8.20%
Thereafter	621,054	347,934	968,988	86.83%
	$750,208	$365,886	$1,116,094	100.00%
Fair Value Adjustments	2,312	-	2,312
Subtotal	$752,520	$365,886	$1,118,406
Deferred Financing Costs, net	(7,372)	(3,953)	(11,325)
Total	$745,148	$361,933	$1,107,081

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$752,520	67.3%	4.07%	5.9
Secured Floating Rate Debt	365,886	32.7%	3.69%	6.0
Total	$1,118,406	100.0%	3.94%	6.0

30

Bluerock Residential Growth REIT, Inc.
2018 Projected Guidance
(Unaudited and dollars in thousands except for per share data)

	2018 Outlook (3)
	Low	High
Adjusted Funds From Operations Attributable to Common Shares and Units per share	$0.68	$0.70

Operations
Existing operating portfolio revenues (1)	$149,900	$150,400
Property operating margin	57.1%	57.5%
Property management fee as a percentage of revenue	2.8%	2.8%
General and administrative expenses (2)	12,500	12,350
Income from preferred equity and mezzanine investments	31,300	31,300

Noncontrolling interest, preferred stock and share count assumptions
Noncontrolling interest percentage of AFFO – Operating Partnership Units	22.9%	22.9%
Noncontrolling interest percentage of AFFO - Partially owned properties	6.3%	6.0%
Series B redeemable preferred stock raise	112,000	115,000
Preferred stock dividends	34,900	36,900
Estimated weighted average diluted shares and units outstanding (4)	31,556	31,556

(1) Revenue includes only property level revenues and excludes income from preferred investments and mezzanine loans.

(2) General and administrative expenses exclude non-cash expenses, such as non-cash equity compensation. Non-cash equity compensation for the three months ended September 30, 2018 was $1.7 million.

(3) The Company has not reconciled projected Adjusted Funds From Operations Attributable to Common Shares and Units per share (“AFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

(4) Investors should note that subsequent to issuing 2018 AFFO guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units. The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units. As the Company’s presentation now includes the impact of AFFO attributable to common shares and operating partnership units, and shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

31

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations, Attributable to Common Shares and Units

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), core funds from operations (“Core FFO”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

Core FFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as stock compensation expense, acquisition expenses, unrealized gains or losses on derivatives, losses on extinguishment of debt and modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), non-cash interest, one-time weather-related costs, and preferred stock accretion. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO for items that impact our ongoing operations, such as subtracting recurring capital expenditures (and while we were externally managed, when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).  We believe that AFFO is helpful to investors as a meaningful supplemental indicator of our operational performance.

Our calculation of Core FFO and AFFO differs from the methodology used for calculating Core FFO and AFFO by certain other REITs and, accordingly, our Core FFO and AFFO may not be comparable to Core FFO and AFFO reported by other REITs. Our management utilizes FFO, Core FFO, and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, Core FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO, Core FFO, and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. While we were externally managed, we also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

Neither FFO, Core FFO, nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO, Core FFO, and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO, Core FFO, nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in eight additional operating properties subsequent to September 30, 2017. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

32

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net (loss) income attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(10,334)	$(12,017)	$(29,973)	$563
Net (loss) income attributable to noncontrolling interests	(3,513)	(507)	(9,665)	18,392
Preferred stock dividends	9,105	7,038	25,995	19,271
Preferred stock accretion	1,631	905	4,141	1,889
Interest expense, net	12,905	7,395	36,063	22,339
Depreciation and amortization	15,307	11,763	45,628	33,094
Gain on sale of real estate investments	-	-	-	(50,040)
Gain on sale of real estate joint venture interest, net	-	-	-	(10,238)
Loss on extinguishment of debt and modification costs	1,624	-	2,277	1,639
EBITDAre	$26,725	$14,577	$74,466	$36,909
Acquisition and pursuit costs	7	15	78	3,215
Management internalization	-	826	-	1,647
Non-real estate depreciation and amortization	77	-	216	-
Weather-related losses, net	13	678	181	678
Non-cash equity compensation	1,621	2,931	5,039	13,050
Non-recurring income	-	-	-	(17)
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(236)	(498)	(700)	(990)
Adjusted EBITDAre	$28,207	$18,529	$79,280	$54,492

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Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common shares	$(10,334)	$(12,017)	$(29,973)	$563
Add back: Net (loss) income attributable to operating partnership units	(3,157)	(125)	(8,841)	4
Net (loss) income attributable to common shares and units	(13,491)	(12,142)	(38,814)	567
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	14,497	10,883	43,318	30,221
Non-real estate depreciation and amortization	77	-	216	-
Non-cash interest expense	915	249	2,977	1,510
Unrealized gain on derivatives	(225)	-	(225)	-
Property management fees	1,077	725	3,033	2,042
Management fees	-	2,802	-	11,733
Acquisition and pursuit costs	7	15	78	3,072
Loss on extinguishment of debt and modification costs	1,573	-	2,226	1,551
Corporate operating expenses	4,667	1,103	13,864	4,249
Management internalization	-	826	-	1,647
Weather-related losses, net	13	642	178	642
Preferred dividends	9,105	7,038	25,995	19,271
Preferred stock accretion	1,631	905	4,141	1,889
Less common stockholders and operating partnership units pro-rata share of:
Other income	-	-	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,789	2,688	7,877	7,865
Interest income from related parties	5,702	2,120	16,532	5,741
Gain on sale of joint venture interests, net of fees	-	-	-	6,399
Gain on sale of real estate investments	-	-	-	34,313
Pro-rata share of properties' income	11,355	8,238	32,578	24,060
Add:
Noncontrolling interest pro-rata share of partially owned property income	660	616	1,855	2,405
Total property income	12,015	8,854	34,433	26,465
Add:
Interest expense	12,189	7,120	33,236	20,593
Net operating income	24,204	15,974	67,669	47,058
Less:
Non-same store net operating income	7,753	156	31,335	12,037
Same store net operating income	$16,451	$15,818	$36,334	$35,021

(1) Same Store sales for the three months ended September 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, The Brodie, Preston View, Wesley Village, Marquis at Crown Ridge, Marquis at Stone Oak, Marquis at The Cascades, and Marquis at TPC.

(2) Same Store sales for the nine months ended September 30, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, and The Brodie.

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